Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED BY BRADLEY PHARMACEUTICALS, INC.

AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

This amendment (“Amendment”) dated as of August 1, 2007 is entered into by and between Bradley Pharmaceuticals, Inc., a Delaware corporation with its principal place of business located at 383 Route 46 West, Fairfield, New Jersey 07004 (“Customer”), and Cardinal Health, with its principal place of business located at 7000 Cardinal Place, Dublin OH 43017 (“Service Supplier”).

WHEREAS, Customer and Service Supplier have entered into that certain Distribution Services Agreement effective July 1, 2004, as previously amended (the “Agreement”); and

WHEREAS, Customer and Service Supplier desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound hereby, agree to amend the Agreement as follows:

1.         The following Articles of the Agreement are hereby deleted in their entirety and replaced with the following:

ARTICLE 2.2.1

Inventory Levels. During the term of this Agreement, Service Supplier will use best efforts to maintain on hand inventory levels on all Products at levels no greater than:

(a) *** (b) *** (c) ***

ARTICLE 2.4

Service Level. Service Supplier agrees to use best commercial efforts to service provider orders for Products at a 98% service level. Service level will be calculated according to Service Supplier’s then current, standard adjusted service level report.

ARTICLE 2.6

New Product Launch Support. Service Supplier will provide the following support for Customer’s future new product launches:

(a)	Stocking each distribution center with quantities as reasonably determined by Customer, in no case to exceed *** days of anticipated demand; and

(b)	Providing daily sales out reports for the first 60 days of product launch, if such reports are requested in advance by Customer.

ARTICLE 3.1

Term and Termination. The term of this Agreement shall commence on the Effective Date and continue in effect through December 31, 2009. Thereafter this Agreement shall automatically renew for successive twelve month renewal periods unless either party provides the other not less than sixty (60) days’ prior written notice of termination of the Agreement at the end of the then-current term. This Agreement may also be terminated (a) by mutual written agreement of Customer and Service Supplier at any time; (b) by the non-breaching party in the event of a breach of any of the terms of this Agreement that is not cured within thirty (30) days following written notification of such breach to the breaching party; or (c) by either party in the event of the institution (whether voluntarily or involuntarily) of bankruptcy, insolvency, liquidation or similar proceedings by or against the other party or the assignment of the other party’s assets for the benefit of creditors.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.         A new Article 2.8 is added to the Agreement, reading, in its entirety, as follows:

Article 2.8

Business Development Support. Commencing January 1, 2008, Service Supplier will allow Customer to utilize one or more business development support programs listed in Schedule B with respect any Products to the extent the aggregate point value of such Product/program combinations so utilized by Customer do not exceed three (3) points in any calendar year. During the period commencing August 1, 2007 and running through December 31, 2007, Service Supplier will allow Customer to utilize one or more business development support programs listed in Schedule B with respect any Products to the extent the aggregate point value of such Product/program combinations so utilized by Customer do not exceed two (2) points.

3.         Schedule A set forth in the Agreement is hereby deleted in its entirety and replaced with Schedule A as set forth on Attachment 1 to this Amendment.

4.         A new Schedule B is added to the Agreement, reading in it entirety as set forth on Attachment 2 to this Amendment.

All remaining terms and conditions of the Agreement not expressly amended by this Amendment shall remain in full force and effect.

In the event of a conflict between any terms contained in this Amendment and the terms contained in the Agreement, the terms contained in this Amendment shall govern.

All defined terms not expressly defined in this Amendment shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Bradley Pharmaceuticals, Inc.		Cardinal Health

By:	/s/ Alton Delane	By:	/s/ Melissa Laber
Name:	Alton Delane	Name:	Melissa Laber
Title:	V/P Business Development	Title:	Director Strategic Purchasing

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 1

Schedule A
Service Fee

A service fee (the “Service Fee”) equal to the sum of the each of rates specified below for the applicable quarter, multiplied by the total volume of Product purchased by Service Supplier during such quarter, valued at the Customer’s list price at the time the Product was purchased, shall be paid quarterly by Customer to Service Supplier. The Service Fee for each quarter shall be adjusted by deducting from the fee otherwise payable pursuant to the immediately preceding sentence, the following:

1. “Inventory Appreciation,” meaning the difference in the value of on hand inventory and on order inventory actually received at the lower price immediately preceding a price increase and the value of such inventory immediately after a price increase for Product.

2. The net value of any deals or promotions on Product acquired from Customer during the quarter calculated for each unit of Product so acquired as the difference between the Customer’s list price and actual acquisition cost before cash discount, reflecting off-invoice amounts or rebates, less any deals or rebates passed on to Service Supplier’s customers that are different from Service Supplier’s normal pricing to those customers, other than, and excluding, any amounts relating to launches of new Products.

To the extent the value of Inventory Appreciation and any Product deals and promotions exceed the Service Fee payable, prior to any deductions, in a quarter, the amount of such excess value shall be deducted from the Service Fee payable in future quarters.

Service Supplier will invoice Customer for the Service Fee for the applicable calendar quarter within twenty-five (25) days following the end of such calendar quarter. Customer shall pay Service Supplier the invoiced Service Fee in full within thirty (30) days of the date of such invoice in the form of a check or a credit memo. Any amounts that Customer does not dispute by notice to Service Supplier during the thirty (30) day payment period will be deemed to be undisputed and if such amounts are not paid during such thirty (30) day period, the undisputed amounts may be deducted without notice by Service Supplier from any amounts due Customer. Customer agrees to promptly meet with Service Supplier in person or by telephone conference to resolve in good faith any issues relative to disputed fees within sixty (60) days of notice of a dispute and, at Service Supplier’s request, to involve Customer’s senior management in such discussions at the levels requested by Service Supplier.

Each Calendar Quarter During	Fee Description	Rates

July 1, 2004 - June 30, 2005	Base Services Fee Purchase Forecast Requirement Fee	*** % *** %

July 1, 2005 - June 30, 2006	Base Services Fee Purchase Forecast Requirement Fee	*** % *** %

July 1, 2006 – July 31, 2007	Base Services Fee Purchase Forecast Requirement Fee	*** % *** %

August 1, 2007 and thereafter	Base Services Fee Purchase Forecast Requirement Fee	*** % *** %

Customer is not, and does not, guarantee the economic or other terms governing Service Supplier’s resale of Customer’s products to Service Supplier’s customers.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2

Schedule B
Business Development Support Programs

Service Supplier will make available for Customer participation the programs listed below (subject to modification, deletion or replacement of any program as part of Service Supplier’s standard offerings to Customer and other customers of Service Supplier similar to Customer). Normal requirements for participation, such as qualifications for automatic shipping of new products, will apply.

•	Service Flash
•	Manufacturer Service Flash Subscription
•	First Fax
•	Health Magazines Advertising
•	First Script
•	Telemarketing
•	Direct Mail
•	eConnections

For purposes of determining point-based limits on Customer’s eligibility to utilize the programs listed above, each of the programs has a minimum point value of one when selected for use with any Product. The specific program selected by Customer and the Product or Products to which Customer wishes the program to be applied will determine the actual point value to be charged to Customer with respect to the particular selection. Customer should contact Service Supplier’s Business Development Group for point value quotes for specific program/Product combinations.